EXHIBIT 5.2

CONSENT

To:	Olympus Pacific Minerals Inc.
And to:	Berns & Berns, Counselors at Law
And to:	U.S. Securities & Exchange Commission (the “Securities Regulator”)

Gentlemen:

RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

Reference is made to the technical report (the “Technical Reports”) entitled ““A Technical Review of the Bong Mieu Gold Project in Quang Nam Province, Vietnam” dated August 31, 2007, by Terra Mining Consultants and Stevens & Associates which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Technical Report with the Securities Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the amended Form 20-F-A. We further agree to being named as an expert in the amended registration statement (Final Form 20-F-A).

Dated this 10th day of November, 2007

Sincerely,
STEVENS & ASSOCIATES
/s/ M.R. Stevens
Signed by Murray Stevens, Principal
TERRA MINING CONSULTANTS LTD
/s/ G. Fulton
Signed by Graeme Fulton, Director